United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2017

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-16427

(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 438-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 25, 2017, Fidelity National Information Services, Inc. completed its previously announced cash tender offers (the “Tender Offers”) for the debt securities identified in the table below (collectively, the “Notes”). The table below lists the aggregate principal amount of each series of Notes that were accepted for purchase and the aggregate principal amount that remains outstanding for each series of Notes.

Title of Notes	Principal Amount Accepted for Purchase	Principal Amount Outstanding After Tender Offers
3.625% Senior Notes due 2020	$599,978,000	$1,150,022,000
5.000% Senior Notes due 2025	$600,000,000	$900,000,000
4.500% Senior Notes due 2022	$199,994,000	$300,006,000
3.875% Senior Notes due 2024	$299,996,000	$400,004,000
3.500% Senior Notes due 2023	$300,000,000	$700,000,000
2.850% Senior Notes due 2018	$0	$750,000,000

The aggregate purchase price for the Notes accepted for purchase, including accrued interest, was $2,171,615,709.64.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.

Date: July 28, 2017

	By:	/s/ Marc M. Mayo
	Name:	Marc M. Mayo
	Title:	Executive Vice President and Chief Legal Officer